EXHIBIT 3(ii).1

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.

                                     BY-LAWS

                                    ARTICLE I
                                     OFFICES

         Section 1. The principal office shall be located at 5759 SOUTH 1145 EAST, Salt Lake City, Salt Lake County, Utah.

         Section 2. The corporation may also have office at such other places both within and without the State of Utah as the board of directors may, from time to time, determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETING OF SHAREHOLDERS

         Section 1. All meetings of shareholders for the election of directors shall be held at 5759 SOUTH 1145 EAST, Salt Lake City, Utah or at such place as may be fixed from time to time by the board of directors.

         Section 2. Annual meetings of shareholders, commencing with the year 1981 shall be held on the 3rd Monday of October, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which time they shall elect by a majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written or printed notice of the annual meeting stating the place, day and the hour of the meeting shall be given to each shareholder entitled to vote thereat not less than ten (10) days before the date of the meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Utah as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors or the holders of no less than one-tenth of all the shares entitled to vote at the meeting.

         Section 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

         Section 4. The business transacted at any special meeting of shareholders shall be limited solely to the purpose stated in the notice.

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                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders the shareholders present in person or present by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented at a meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting originally notified.

         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

         Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereon.

                                    ARTICLE V
                                    DIRECTORS

         Section 1. The number of directors shall be not less than three (3) nor more than seven (7). Directors need not be residents of the State of Utah nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

         Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         Section 4. The directors may keep the books of the corporation except such as are required by law to keep within the state, outside of the State of Utah, at such place or places as they may from time to time determine.

         Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the board of directors, regular or special, may be held within or without the State of Utah.

         Section 2. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting and no notice of such

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meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         Section 4. Special meetings of the board of directors may be called by the president on ten (10) days notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors.

         Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need to be specified in the notice or waiver of notice of such meeting.

         Section 6. One-third, but not less than two (2), of the directors shall constitute a quorum for the transaction of business unless a greater number is required by the law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE VII
                               EXECUTIVE COMMITTEE

         Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except otherwise as required by law. Vacancies in the membership of the committee shall be filled by the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE VII
                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at a time when the same shall be deposited in the United States mail. Notice to the directors may also be given by telegram.

         Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

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                                   ARTICLE IX
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be president, a vice president and a secretary and treasurer. The board of directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices, except those of president and secretary may be held by the same person.

         Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice presidents, a secretary and treasurer, none or whom need be a member of the board.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 4. The salaries of all officers and agents of the corporation shall bee fixed by the board of directors by resolution adopted by the board.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly deleted by the board of directors to some other officer or agent of the corporation.

                               THE VICE PRESIDENTS

         Section 8. The vice presidents, or if there shall be more than one, the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

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         Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary, perform such other duties and have such powers as the board of directors may, from time to time, prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 13. If required by the board of directors, he shall give the corporation a bond in such sum with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X
                             CERTIFICATE FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation or a facsimile thereof.

         When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement, that the corporation will furnish to any shareholder upon request and without a charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile has been placed upon such certificate shall have ceased to such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

                               TRANSFER OF SHARES

         Section 3. Upon surrender to the corporation of the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

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                            CLOSING OF TRANSFER BOOKS

         Section 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of share holders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             REGISTERED SHAREHOLDERS

         Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Utah.

                                   ARTICLE XI
                          GENERAL PROVISIONS DIVIDENDS

         Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sums or sum as the directors may, from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.
                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words, "Corporate Seal, Utah."

                                   ARTICLE XII
                                   AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed, or new by-laws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided the notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or, (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

         The board of directors shall not make or alter any bylaw fixing their number.

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                                  ARTICLE XIII
                                BOOKS AND REPORTS

         Section 1. All books and records shall, during reasonable business hours, be open for inspection by any stockholder, for any reasonable purpose whatever.

         Section 2. Each stockholder upon request shall be provided with copies of the latest financial reports normally prepared by the treasurer. The treasurer may in his absolute discretion, place a charge on said copies to cover the reasonable expense of furnishing them.

         Section 3. The board may, from time to time, issue such reports of financial information and other materials as it deems necessary. All shareholders shall be informed of the financial condition of the corporation at the close of each fiscal year. Financial reports shall be upon independent audit in compliance with generally accepted accounting principles.

         I the undersigned, being the secretary of AMERICAN CONSOLIDATED MINING, CO., do hereby certify the foregoing to be the by-laws of said corporation, as adopted at a meeting of the directors held on the 4th day of November, 1980.

                                                        /s/ William D. Moeller

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